EXHIBIT (a)(1)(E)
SOMAXON PHARMACEUTICALS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
TO PURCHASE COMMON STOCK FOR NEW OPTIONS
ELECTION FORM
THE OFFER EXPIRES AT 5:00 P.M. U.S. PACIFIC TIME ON JUNE 9, 2009, UNLESS THE OFFER IS EXTENDED
Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including the Offer to Exchange Certain Outstanding Options for a Number of Replacement Options According to an Exchange Ratio dated May 11, 2009 (the “Offer Information Document”), and all ancillary materials (the “Exchange Offer Materials”). The Offer is subject to the terms of the Exchange Offer Materials, as they may be amended. The Offer provides eligible participants who hold eligible options the opportunity to exchange these options for new options as set forth in Section 1 of the Offer Information Document. The Exchange Offer Materials have been provided to you and may also be accessed through the U.S. Securities and Exchange Commission’s website at: www.sec.gov.
If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the eligible option will not be exchanged and your eligible option will remain outstanding subject to its original terms.

Original Grant Date			Exchange Entire
(MMDDYY)	Option Grant Number	Exercise Price Per Share	Eligible Option?
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
IF YOU DO NOT CLEARLY MARK THE BOX ELECTING TO EXCHANGE EACH OF YOUR ELIGIBLE OPTIONS ON THE ELECTION FORM, SUCH ELIGIBLE OPTIONS WILL NOT BE EXCHANGED.
In accordance with the terms outlined in the Exchange Offer Materials, if you elect to exchange your eligible options, you will receive a new option covering the number of shares as determined by the exchange ratio below (rounded down to the nearest whole number of shares with respect to each option on a grant-by-grant basis), as described in Section 1 of the Offer Information Document. Your replacement options will be subject to a new vesting schedule as described in Section 7 of the Offer Information Document. Vesting on any date is subject to your continued service to Somaxon or its wholly owned subsidiaries through each relevant vesting date.
YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR THE REPLACEMENT OPTIONS.
TERMS AND CONDITIONS
     1. Delivery of Election Form. A properly completed and duly executed or electronically accepted election form must be received by Somaxon Pharmaceuticals, Inc. by 5:00 p.m. U.S. Pacific Time on June 9, 2009, unless the Offer is extended. We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form from you before the expiration of the Offer, we will not accept your eligible options for exchange and such eligible options will not be exchanged pursuant to this Offer.
     You may submit your properly signed and completed election form in one of three ways. You may email a scanned or PDF copy of the election form to optionexchange@somaxon.com, fax your election form to Somaxon Option Exchange, c/o Holly M. Bauer at (858) 523-5450 or send your election form by registered mail or courier to Somaxon Option Exchange, c/o Holly M. Bauer, Esq.,

Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130. Somaxon will send you a confirmation of your election to participate in the Offer by email or mail, in its discretion.
     You must complete the election process (whether electronically or in paper form) in the foregoing manner no later than 5:00 p.m. U.S. Pacific Time on June 9, 2009, unless the Offer is extended. We will not accept delivery of any election after expiration of this Offer. If we have not received all properly completed and signed documents before the Offer expires, you will have rejected this Offer and you will keep your current options. Only documents that are complete, signed and actually received by Somaxon via one of the three delivery methods described above by the deadline will be accepted. Documents submitted by any other means, including Federal Express (or similar delivery service) are not permitted.
     Somaxon intends to confirm the receipt of your election form. You will receive confirmation by email or mail, at our discretion, promptly after receipt of your completed election form. If you have not received confirmation that Somaxon received your election form, we recommend that you confirm that we have received your election form. If you need to confirm receipt, you may send your request via email to optionexchange@somaxon.com or by calling (858) 480-0400.
     You may change or withdraw this election by submitting a new properly completed election form using any of the permissible delivery methods outlined above prior to the expiration date, which will be 5:00 p.m. U.S. Pacific Time on June 9, 2009, unless we extend the Offer. If we extend the expiration date, you may submit a new election form with respect to some or all of your eligible options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive by the expiration date.
     THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 5:00 P.M. U.S. PACIFIC TIME ON JUNE 9, 2009 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE EXCHANGED.
     While participation in the Offer is completely voluntary, if you elect not to exchange some or all of your eligible options pursuant to the Offer, then you will retain the eligible options under their original terms.
     2. Signatures on This Election Form. You must physically sign the paper election form.
     3. Requests for Assistance or Paper Copies. You should direct any questions about the Offer or requests for assistance (including requests for additional copies of any documents relating to this Offer) by email to optionexchange@somaxon.com or by calling (858) 480-0400. Copies will be furnished promptly at Somaxon’s expense.
     4. Reservation of Rights. The Company reserves the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to make or withdraw elections with respect to eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 9:00 a.m. U.S. Pacific Time on the next U.S. business day after the previously scheduled expiration date.
     We also reserve the right, in our discretion, before the expiration date to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.
     Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.
     5. Important Tax Information. If you are a U.S. tax resident, you should refer to Section 12 of the Offer Information Document, which contains material U.S. federal income tax information concerning the Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.
     6. Copies. You should retain a copy of this election form for your records.
     7. Termination of Service Prior to Replacement Grant Date. If you cease to be employed by or providing services to Somaxon before Somaxon grants your replacement options in exchange for your eligible options, you will not receive any new options. Instead, you will keep your current eligible options and they will expire in accordance with their terms. Nothing in the Exchange Offer Materials shall be construed to give any person the right to remain in the employ or service of Somaxon or to affect Somaxon’s right to terminate the employment or other service relationship of any person at any time with or without cause to the extent permitted under law. The employment between Somaxon and each employee remains “at will,” subject, in certain jurisdictions, to applicable notice requirements.
     8. Acceptance of Terms of Offer. The tender of some or all of your eligible options will constitute your acceptance of all of the terms and conditions of the Offer. You acknowledge you have received the Exchange Offer Materials and have read, understand and agree to be bound by all of the terms of the Offer as described in the Exchange Offer Materials. Acceptance by Somaxon of your eligible options pursuant to the Offer will constitute a binding agreement between the Company and you upon the terms and subject to the conditions of the Offer. You are the registered holder of the eligible options tendered hereby, and your name and other information appearing on the election form are true and correct.
     9. Data Privacy. In making this election, you agree that Somaxon may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to Somaxon and to any third parties assisting Somaxon with the Offer, and these recipients may be located in the U.S. or elsewhere.
     10. ACKNOWLEDGEMENT. THE COMPANY AND/OR ANY INDEPENDENT FIRMS HIRED WITH RESPECT TO THE OFFER CANNOT GIVE ME LEGAL, TAX OR INVESTMENT ADVICE WITH RESPECT TO THE OFFER AND I HAVE BEEN ADVISED TO CONSULT WITH MY OWN LEGAL, TAX AND INVESTMENT ADVISORS AS TO THE CONSEQUENCES OF PARTICIPATING OR NOT PARTICIPATING IN THE OFFER.
Your signature and submission of this election form indicates that you have read and agreed to the Terms and Conditions above.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2009
Address:

Email address:

THIS ENTIRE ELECTION FORM MUST BE RECEIVED BY SOMAXON PHARMACEUTICALS, INC.
NO LATER THAN 5:00 P.M. U.S. PACIFIC TIME ON JUNE 9, 2009.
SUBMIT VIA EMAIL A SCANNED OR PDF COPY TO OPTIONEXCHANGE@SOMAXON.COM
or
FAX TO SOMAXON OPTION EXCHANGE, C/O HOLLY M. BAUER, ESQ. AT (858) 523-5450
or
SEND BY REGISTERED MAIL OR HAND DELIVER TO:
Somaxon Option Exchange
c/o Holly M. Bauer, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130

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